UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2012
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

33556 Alvarado Niles Road
Union City, California 94587-1010
(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100 (408) 582-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Daystar Technologies Inc. (the “Company”) announced today that it received a letter from the NASDAQ staff notifying the Company that it is non-compliant with NASDAQ Listing Rule 5250(c)(1) because its Quarterly Report on Form 10-Q for the period ended September 30, 2012 was not filed on a timely basis with the Securities and Exchange Commission (“SEC”) and has not yet been filed.

NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC. Pursuant to NASDAQ Rules and in connection with the delinquent filing of its Form 10-Q for the period ended September 30, 2012, the Company has until December 5, 2012 to submit a plan, including a request to extend the remediation date until May 20, 2013, to regain compliance to NASDAQ, which plan was accepted by NASDAQ. The Company fully intends to submit a plan by December 5, 2012 and regain compliance with NASDAQ.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Daystar Technologies Inc. dated November 20, 2012, regarding the notification from NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 23, 2012	By /s/ Peter A. Lacey
Peter A. Lacey
Interim Chief Executive Officer